UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2023

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

13355 Noel Road
Dallas, Texas 75240	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 788-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 2.02	Results of Operations and Financial Condition.

On November 13, 2023, AECOM (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2023. A copy of the press release is attached to this report as Exhibit 99.1. Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

AECOM reports its results of operations based on 52 or 53-week periods ending on the Friday nearest September 30, December 31, March 31, and June 30. For clarity of presentation, all periods are presented as if the periods ended on September 30, December 31, March 31, and June 30.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement

On November 9, 2023, the Board of Directors (the “Board”) of the Company appointed Derek Kerr to the Board. The appointment will be effective on November 16, 2023 and Mr. Kerr will become a member of the Audit Committee of the Board upon his appointment to the Board.

As a non-employee director, Mr. Kerr will be entitled to receive the same compensation paid by the Company to each of its non-employee directors as described under “Directors’ Compensation” in the Company’s definitive proxy statement for its 2023 annual meeting of stockholders filed with the Securities and Exchange Commission on January 30, 2023, which is incorporated herein by reference.

There are no arrangements or understandings between Mr. Kerr and any other person pursuant to which Mr. Kerr was appointed as a director, and Mr. Kerr is not a party to any transaction with the Company reportable pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Kerr’s appointment to the Board is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01	Other Events

On November 13, 2023, AECOM announced that its Board of Directors has declared a quarterly cash dividend of $0.22 per share as part of the Company’s ongoing quarterly dividend program. The dividend is payable on January 19, 2024 to stockholders of record as of the close of business on January 4, 2024.

The per share dividend of $0.22 represents a 22% increase from the previous quarterly dividend of $0.18 per share. The declaration and payment of future dividends are subject to the sole discretion of the Board.

The press release announcing the declaration of a cash dividend is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated November 13, 2023 entitled “AECOM reports fourth quarter and full year fiscal 2023 results”
99.2	Press Release, dated November 13, 2023 entitled “AECOM announces appointment of Derek Kerr to its Board of Directors”
99.3	Press Release, dated November 13, 2023 entitled “AECOM affirms its capital allocation policy, increases share repurchase authorization to $1 billion and increases its quarterly dividend by 22%”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: November 13, 2023	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer